UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2013

ARC DOCUMENT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of federal securities laws and ARC Document Solutions, Inc. (the “Company”) intends that such forward-looking statements be subject to the safe-harbor created thereby.

Such statements that are not purely historical by nature, including those statements regarding the Company’s future business plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and the Company’s future results that are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, the Company cautions you against relying on any of these forward-looking statements. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in its businesses, and other characterizations of future events or circumstances, are forward-looking.

Factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

You should not place undue reliance on forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Unless legally required, the Company undertakes no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 1.01.	Entry into a Material Definitive Agreement.

First Supplemental Indenture to 10.5% Senior Notes Indenture. As previously announced on December 3, 2013, the Company commenced a cash tender offer (the “Tender Offer”) and consent solicitation for any and all of its outstanding aggregate principal amount of 10.5% Senior Notes due 2016 (the “Existing Notes”). In conjunction with the Tender Offer, the Company solicited noteholder consents to effect certain amendments to the indenture governing the Existing Notes (the “Indenture”) on the terms and conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated December 3, 2013. On December 17, 2013, the Company announced that it had received, as of 5:00 p.m., New York City time, on December 16, 2013 (the “Consent Date”), the requisite consents to amend the Indenture and accordingly entered into a First Supplemental Indenture dated as of December 20, 2013 to the Indenture with the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Supplemental Indenture”). The Supplemental Indenture, among other things, eliminates most of the restrictive covenants and certain event of default provisions in the Indenture and reduces the optional redemption notice period required to noteholders to three business days.

Pursuant to the terms of the Tender Offer, the Company has accepted for payment all Existing Notes validly tendered on or prior to the Consent Date, and holders who tendered such Existing Notes will receive $1,060 per $1,000 in principal amount of the Existing Notes validly tendered, plus accrued and unpaid interest.

In addition, the Company discharged its remaining obligations under the Indenture by causing to be delivered a notice of redemption to holders of the remaining outstanding Existing Notes and deposited funds sufficient to pay and discharge all remaining indebtedness on the Existing Notes, including accrued and unpaid interest.

A copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Credit Facility. On December 20, 2013 (the “Closing Date”), the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) among the Company, as borrower, JPMorgan Chase Bank., N.A, as administrative agent and as collateral agent, and the lenders party thereto.

The credit facility provided under the Term Loan Credit Agreement consists of a term loan facility of $200 million, the entirety of which was disbursed on the Closing Date in order to pay a portion of the price associated with the purchase of the Existing Notes that were accepted under the Tender Offer and the subsequent redemption of the remaining outstanding Existing Notes and to pay associated fees and expenses in connection with the Tender Offer and redemption. The Company may request increases to the aggregate amount of term loans by an amount not to exceed $50 million in the aggregate.

The Term Loan Credit Agreement has a five year maturity.

The term loan extended under the Term Loan Credit Agreement can be maintained in different tranches consisting of Eurodollar loans or as base rate loans, which bear interest at the following rates:

(1)	for loans which are Eurodollar loans, for any interest period, at a rate per annum equal to (i) the higher of (A) (1) the LIBOR rate for U.S. dollar deposits for a period equal to the applicable interest period as determined by the administrative agent in accordance with the Term Loan Credit Agreement and (B) with respect to term loans made on the Closing Date only, 1.00%, plus (ii) an applicable margin of 5.25%; and

(2)	for loans which are base rate loans, (i) the highest of (A) the administrative agent’s prime lending rate at such time, (B) 1/2 of 1% in excess of the overnight federal funds rate at such time and (C) the Eurodollar rate for a Eurodollar loan with a one-month interest period commencing on such day plus 1.00%, plus (ii) an applicable margin of 4.25%.

The Company will pay certain recurring fees with respect to the credit facility, including administration fees to the administrative agent.

Subject to certain exceptions, the term loan extended under the Term Loan Credit Agreement is subject to customary mandatory prepayments provisions with respect to: the net cash proceeds from certain asset sales; the net cash proceeds from certain issuances or incurrences of debt (other than debt permitted to be incurred under the terms of the Term Loan Credit Agreement); a portion (with stepdowns based upon the achievement of a financial covenant linked to the total leverage ratio) of annual excess cash flow of the Company and certain of its subsidiaries, and with such required prepayment amount to be reduced dollar-for-dollar by the amount of voluntary prepayments of term loans made with internally generated funds; and, the net cash proceeds in excess of a certain amount from insurance recovery (other than business interruption insurance) and condemnation events of the Company and certain of its subsidiaries, subject to certain reinvestment rights.

Any lender under the Term Loan Credit Agreement may elect not to accept its pro rata portion of any mandatory prepayment. Any prepayment amount declined by a lender may be retained by the Company; provided that such retained amount shall not be used by the Company or its subsidiaries to pay dividends or make distributions.

The Term Loan Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of the Company and certain of its subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends of other distributions; consummate acquisitions; make investments, loans and advances; prepay certain indebtedness; change the nature of their business; engage in certain transactions with affiliates; and, incur restrictions on the ability of the Company’s subsidiaries to make distributions, advances and asset transfers. In addition, under the Term Loan Credit Agreement we will be required to comply with a specific leverage ratio and a minimum interest coverage ratio.

The Term Loan Credit Agreement contains customary events of default, including with respect to: nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other material indebtedness; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation; and a change of control.

The obligations of the Company under the Term Loan Credit Agreement are guaranteed by each United States domestic subsidiary of the Company. The Term Loan Credit Agreement and any interest rate protection and other hedging arrangements provided by any lender party to the Senior Secured Credit Facilities or any affiliate of such a lender are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s assets (subject to certain exceptions), except that such lien is second priority in the case of inventory, receivables and related assets that are subject to a first priority security interest under the 2012 Revolving Credit Agreement (as defined below).

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Credit Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Amendment to Credit Agreement. On the Closing Date, the Company, and the Company’s wholly-owned subsidiaries, ARC Reprographics Canada Corp. and ARC Digital Canada Corp. (together with the Company, collectively, the “Revolving Loan Borrowers”) entered into a Consent and Amendment No. 2 to Credit Agreement (the “2012 Revolving Credit Agreement Amendment”) with Wells Fargo with the lenders party thereto, Wells Fargo Bank, National Association, as US agent, and Wells Fargo Capital Finance Corporation Canada, as Canadian agent (the “2012 Revolving Credit Agreement”) for the principal purpose of making the 2012 Revolving Credit Agreement consistent with the Term Loan Credit Agreement. Among other things, the 2012 Revolving Credit Agreement Amendment reduced the maximum aggregate principal amount of revolving loans capable of being extended thereunder from $50 million to $40 million based upon eligible inventory and accounts receivable of the Revolving Loan Borrowers, and no longer including equipment as a component of this borrowing base. Certain covenants and representations and warranties were also amended to make them consistent with the Term Loan Credit Agreement. In connection with the 2012 Revolving Credit Agreement Amendment, the Company also amended and restated its Guaranty and Security Agreement dated as of January 27, 2012 (the “US Guaranty and Security Agreement”) among the Company, the grantors named therein, and Wells Fargo Bank, National Association, as agent for the principal purpose of making the US Guaranty and Security Agreement consistent with the scope and nature of the collateral granted to the agent under the Term Loan Credit Agreement.

Copies of the 2012 Revolving Credit Agreement Amendment and the US Guaranty and Security Agreement are filed hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference. The above descriptions of the Revolving Credit Agreement Amendment and the US Guaranty and Security Agreement contained herein are qualified in their entirety by the full text of such exhibits.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure required by this Item 1.02 is contained in Item 1.01 with respect to the discharge of the Company’s remaining obligations under the Indenture and the Existing Notes, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Part of the disclosure required by this Item 5.07 is contained in Item 1.01 and is incorporated herein by reference. In connection with the Consent Solicitation, approximately 68% of the holders of the Existing Notes delivered consents to effect the proposed amendments pursuant to the Supplemental Indenture.

Item 7.01.	Regulation FD Disclosure.

On December 20, 2013, the Company issued a press release announcing that it had entered into the new credit facility and has accepted for payment all Existing Notes validly tendered on or prior to the Consent Date, and holders who tendered such Existing Notes will receive $1,060 per $1,000 in principal amount of the Existing Notes validly tendered.

A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture dated December 20, 2013 among ARC Document Solutions, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

10.1	Term Loan Credit Agreement dated December 20, 2013 among ARC Document Solutions, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Consent and Amendment No. 2 to Credit Agreement dated December 20, 2013 by and among ARC Document Solutions, Inc., ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as US Agent, Wells Fargo Finance Capital Corporation Canada, as Canadian agent, and the lenders named therein.

10.3	Amended and Restated Guaranty and Security Agreement dated December 20, 2013 by and among ARC Document Solutions, Inc. and the Grantors named therein, and Wells Fargo Bank, National Association, as agent.

99.1	Press release of ARC Document Solutions, Inc. dated as of December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2013	ARC DOCUMENT SOLUTIONS, INC.

	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture dated December 20, 2013 among ARC Document Solutions, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

10.1	Term Loan Credit Agreement dated December 20, 2013 among ARC Document Solutions, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Consent and Amendment No. 2 to Credit Agreement dated December 20, 2013 by and among ARC Document Solutions, Inc., ARC Reprographics Canada Corp., ARC Digital Canada Corp., and Wells Fargo Bank, National Association, as US Agent, Wells Fargo Finance Capital Corporation Canada, as Canadian agent, and the lenders named therein.

10.3	Amended and Restated Guaranty and Security Agreement dated December 20, 2013 by and among ARC Document Solutions, Inc. and the Grantors named therein, and Wells Fargo Bank, National Association, as agent.

99.1	Press release of ARC Document Solutions, Inc. dated as of December 20, 2013.